Exhibit 10.48

Limited Waiver and Fifth Amendment to
Fourth Amended and Restated Credit Agreement

     This LIMITED WAIVER AND FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Waiver and Amendment”) is entered into as of this 15th day of April, 2004 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Lender, Term Lender, Swing Line Lender and as Agent (“Agent”), the Credit Parties signatory hereto and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Waiver and Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

RECITALS

     WHEREAS, Borrower, certain Credit Parties, Agent and Lenders have entered into that certain Fourth Amended and Restated Credit Agreement dated as of April 23, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, Borrower, the Credit Parties signatories to the Credit Agreement, the Lenders and Agent wish to waive and amend certain provisions of the Credit Agreement, as more fully set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1   Limited Waiver.

     The Agent and the Requisite Lenders hereby waive any breach or violation of the Credit Agreement (and any resulting Event of Default) which has occurred solely as a result of the failure to comply with the Minimum EBITDA covenant set forth in clause (c) of Schedule I to the Credit Agreement for the period commencing on February 2, 2003 and ending on the last day of the Fiscal Month of January, 2004. This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any Default or Event of Default arising out of any other failure of the Credit Parties to comply with the terms of the Credit Agreement.

Section 2  Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:

     (a)   The last sentence of Section 1.1(a)(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “In addition, notwithstanding anything to the contrary contained herein or otherwise, Borrower shall cause at all times during the period from and including December 31 of each year through and including March 31 of each subsequent year (x)

the outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan to be reduced to, and remain at, zero dollars ($0) and (y) the outstanding Letter of Credit Obligations to be less than or equal to $20,000,000; provided, that notwithstanding the foregoing, until all Senior Note Obligations have been paid in full in cash, Borrower shall cause at all times (x) the outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan to be reduced to, and remain at, zero dollars ($0) and (y) the outstanding Letter of Credit Obligations (other than Letter of Credit Obligations in an aggregate amount not to exceed $3,000,000 relating to Letter of Credit #SE444022W issued by GE Capital Corporation) to be less than or equal to $15,000,000.”

     (b)   Section 5.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “5.11 [Intentionally Omitted]”

     (c)   Section 5.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     “5.12 [Intentionally Omitted]”

     (d)   Sections 6.19 and 6.20 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

     “6.19 Non-Core Businesses. The Loan Parties shall not permit (x) the aggregate revenue attributable to all Non-Core Businesses or (y) the EBITDA attributable to all Non-Core Businesses, to exceed 10% of Ultimate Parent’s consolidated revenue or EBITDA, respectively, for any twelve fiscal month period.

     6.20 Lease Mitigations. No Credit Party shall make payments to landlords in connection with one or more Lease Mitigations at any time in an aggregate amount in excess of the lesser of (x) $10,000,000 or (y) the aggregate sale proceeds (net of any related costs, fees and expenses) received by Merchants from the Hilco/Gordon Brothers Joint Venture as a result of the Comprehensive Sale.”

     (e)   Section 8.1(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(b)  Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4,or 6, or any of the provisions set forth in Schedules E or I, respectively.”

     (f)   Clause (a) of the definition of “Borrowing Base” set forth in Schedule A to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(a) the difference of (A) (i) 85% of the book value of Eligible Inventory-Apparel (the “Eligible Inventory-Apparel Advance Rate”); provided, that in no event shall the Eligible Inventory-Apparel Advance Rate exceed the product of (i) .85 multiplied by (ii) the then applicable NOLV of Inventory-Apparel (provided that, solely for the purposes of this definition of “Borrowing Base”, at all times on and after (x) August 17 but prior to October 1 of each year, the NOLV of Inventory-Apparel shall be increased by an amount equal to the product of (a) the number of full calendar weeks completed since the then most recent August 17 multiplied by (b) one-sixth of the difference between the NOLV of Inventory-Apparel as of October 1 and the NOLV of Inventory-Apparel as of August 17 and (y) December 17 of any year but prior to February 1 of the next year, the NOLV of Inventory-Apparel shall be decreased by an amount equal to the product of (a) the number of full calendar weeks completed since the then most recent December 17 multiplied by (b) one-sixth of the difference between the NOLV of Inventory-Apparel as of December 17 and the NOLV of Inventory-Apparel as of February 1) minus (B) the book value of Eligible In-Transit Inventory which is in excess of (i) 40% of the book value of all Eligible Inventory-Apparel during the period from and including the first day of the Fiscal Month of August through and including December 15 of each year, and (ii) 25% of the book value of all Eligible Inventory-Apparel during the period from and including December 16 of each year through but excluding the first day of the Fiscal Month of August of next year; plus”

        (g)   The following definitions which appear in Schedule A to the Credit Agreement are hereby amended and restated to read in their entirety as follows:

     “EBITDA” means, with respect to Ultimate Parent for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Ultimate Parent for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) interest expenses, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of Ultimate Parent of any Stock, (vii) any aggregate non-cash net loss during such period arising from the sale, exchange or other disposition of capital assets of Bentley or El Portal (including fixed assets, whether tangible or intangible), (viii) any other non-cash charges (but solely to the extent such other non-cash charges are not greater than (A) $500,000 in the aggregate for the two Fiscal Quarter period ending on or about October 31, 2001, (B) $26,000,000 for the Fiscal Quarter ending on or about February 2, 2002 and (C) $2,000,000 for any Fiscal Quarter thereafter) that have been subtracted in determining consolidated net income, and (ix) to the extent evidenced by documentation reasonably satisfactory to Agent and approved by Agent, restructuring costs and expenses incurred in connection with the restructuring of the business and operation of Borrower in Fiscal Year ending on or about January 31, 2005 in an aggregate amount not to exceed $26,000,000 that have been subtracted in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Ultimate Parent for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of Ultimate Parent: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Ultimate Parent or any of Ultimate Parent’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which Ultimate Parent has an ownership interest, except to the extent any such income has actually been received by Ultimate Parent in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of Ultimate Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of Ultimate Parent, (8) in the case of a successor to Ultimate Parent by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of Ultimate Parent at the date of acquisition of such Subsidiary over the cost to Ultimate Parent of the investment in such Subsidiary.

     “GE Capital Fee Letter” shall mean that certain letter agreement, dated as of May 24, 1999 and supplemented and superseded in part (as applicable) by those certain letter agreements dated as of October 31, 2000, May 29, 2001, April 23, 2002, November 1, 2002 and April 15, 2004, each between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital, and as further amended, restated, supplemented or otherwise modified from time to time.

     “Minimum Excess Availability Reserve” shall mean a special Reserve established by Agent on the Closing Date and maintained by Agent until the Termination Date in an amount equal to $10,000,000 at all times.”

        (h)   Schedule A to the Credit Agreement is hereby amended by adding the following new definition in alphabetical order therein:

         “Senior Note Obligations” means all obligations (including, without limitation, principal, interest, fees and other amounts) owing under, pursuant to, or in respect of one or more Senior Notes Documents.”

        (i)    Clause (a) of Schedule I to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(a) Maximum Capital Expenditures. The Credit Parties on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Maximum Capital
Period	Expenditures per Period
Fiscal Year ending in January 2004	$10,000,000
Fiscal Year ending in January 2005	$6,000,000
Each Fiscal Year thereafter	$10,000,000”

       (j)   Clause (b) of Schedule I to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(b) [Intentionally Omitted]”

       (k)   Clause (c) of Schedule I to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(c) Minimum EBITDA. If at any time during any Fiscal Month the sum of (i) the amount of unrestricted cash owned and held by Borrower at such time plus (ii) the Borrowing Availability at such time, is less that $15,000,000, Ultimate Parent shall have, (a) if such Fiscal Month ends on or prior to February 28, 2005, at the end of such Fiscal Month, EBITDA (other than EBITDA to the extent attributed or attributable to one or more Closed Stores evidenced by documentation reasonably satisfactory to Agent) for the period commencing on February 1, 2004 and ending on the last day of such Fiscal Month, of not less than the amount set forth opposite such Fiscal Month below and (b) if such Fiscal Month ends after February 28, 2005, EBITDA for the twelve month period ending on the last day of such Fiscal Month, of not less than the amount set forth opposite such Fiscal Month below:

Month	EBITDA
February 2004	($1,190,000)
March 2004	($4,639,000)
April 2004	($11,184,000)
May 2004	($17,679,000)
June 2004	($23,749,000)
July 2004	($31,130,000)
August 2004	($36,582,000)
September 2004	($37,641,000)
October 2004	($35,765,000)
November 2004	($25,946,000)
December 2004	$16,521,000
January 2005	$15,060,000
February 2005	$15,060,000

Each Fiscal Month from and including March 2005 and through and including February 2006	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2005

Each Fiscal Month from and including March 2006 and through and including February 2007	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2006

Each Fiscal Month from and including March 2007 and through and including February 2008	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2007

March 2008 and each Fiscal Month thereafter	an amount equal to the EBITDA of Ultimate Parent for the Fiscal Year ending in January, 2008"

     (l)   Clause (d) of Schedule I to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     ”(d) [Intentionally Omitted]”

Section 3  Representations and Warranties. Borrower and the Credit Parties who are party hereto represent and warrant that:

     (a)   the execution, delivery and performance by Borrower and such Credit Parties of this Waiver and Amendment have been duly authorized by all necessary corporate action and this Waiver and Amendment is a legal, valid and binding obligation of Borrower and such Credit Parties enforceable against Borrower and such Credit Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

     (b)   each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

     (c)   neither the execution, delivery and performance of this Waiver and Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or Credit Parties’ certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Credit Parties or any of their Subsidiaries is a party or by which Borrower, the Credit Parties or any of their Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and

     (d)   no Default or Event of Default will exist or result after giving effect hereto.

Section 4  Conditions to Effectiveness. This Waiver and Amendment will be effective only upon satisfaction of the following:

     (a)   Execution and delivery of this Waiver and Amendment by Borrower, the Credit Parties that are listed on the signature pages hereto, the Agent and each Lender;

     (b)   Execution and delivery of the Reaffirmation of Guaranty dated as of the date hereof by the Credit Parties and Store Guarantors that are parties thereto; and

     (c)   Payment of an amendment fee to Agent (i) for the benefit of GE Capital in an amount equal to (x) $216,700 and (y) the amount payable on the date hereof as set forth in the GE Capital Fee Letter, (ii) for the benefit of CIT in an amount equal to $101,600, (iii) for the benefit of Wells Fargo in an amount equal to $101,600, and (iv) for the benefit of LaSalle in an amount equal to $67,800 (collectively, the “Amendment Fee”), which Amendment Fee shall be fully earned and payable on the date hereof).

Section 5   Reference to and Effect Upon the Credit Agreement.

     (a)   Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (b)   The execution, delivery and effectiveness of this Waiver and Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver and Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and refer to the Credit Agreement as amended hereby.

Section 6   Waiver and Release.

     In consideration of the foregoing, each of Borrower and each Credit Party hereby waives, releases and covenants not to sue Agent or any Lender with respect to, any and all claims it may have against Agent or any Lender, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof relating to one or more Loan Documents.

Section 7   Costs and Expenses.

     As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Waiver and Amendment.

Section 8   Governing Law.

     THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

Section 9   Headings.

     Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purposes.

Section 10   Counterparts.

     This Waiver and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

Section 11   Confidentiality.

     The matters set forth herein are subject to Section 11.18 of the Credit Agreement, which is incorporated herein by reference.

[signature page follows]

Exhibit 10.48

     IN WITNESS WHEREOF, this Waiver and Amendment has been duly executed as of the date first written above.

BORROWER:

WILSONS LEATHER HOLDINGS INC.

By: /s/ Peter G. Michielutti

Title: Executive Vice President and CFO

Revolving Loan Commitment: $60,000,000 (including $10,000,000 Swing Line Commitment)	GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Lender and Swing Line Lender

Term Loan B Commitment: $25,000,000	By: /s/ Kristina M. Miller Title: Duly Authorized Signatory

Revolving Loan Commitment: $30,000,000	LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, as agent for Standard Federal Bank National Association, as Lender

By: /s/ Matthew D. Potter

Title: Assistant Vice President

Revolving Loan Commitment: $45,000,000	THE CIT GROUP/BUSINESS CREDIT, INC., as Lender and Documentation Agent

By: /s/ Deborah Rogut

Title: Vice President

Revolving Loan Commitment: $45,000,000	WELLS FARGO RETAIL FINANCE LLC, as Lender and Syndication Agent

By: Frank O’Connor

Title: Senior Vice President

[Signature Page to Limited Waiver and Fifth Amendment]

     The undersigned are executing this Waiver and Amendment in their capacity as Credit Parties:

Wilsons The Leather Experts Inc.

By: /s/ Peter G. Michielutti
Title: Executive Vice President and CFO

Wilsons Center, Inc.

By: /s/ Peter G. Michielutti
Title: Executive Vice President and CFO

Rosedale Wilsons, Inc.

By: /s/ Peter G. Michielutti
Title: Executive Vice President and CFO

River Hills Wilsons, Inc.

By: /s/ Peter G. Michielutti
Title: Executive Vice President and CFO

Bermans The Leather Experts Inc.

By: /s/ Peter G. Michielutti
Title: Executive Vice President and CFO